Exhibit 99.1

Daily Journal Corporation Announces Fiscal Year 2025 Financial Results

Fiscal Year 2025 Achieves Annual Revenue of $87.7 Million,

Reflecting a 25% Increase Year Over Year

LOS ANGELES, Calif. – December 29, 2025 – Daily Journal Corporation (Nasdaq: DJCO), a publishing and technology company, today announced financial results for the fiscal year ended September 30, 2025. Total consolidated revenue for fiscal year 2025 was $87.7 million, representing a 25% increase from the $69.9 million reported in fiscal year 2024, driven primarily by growth at Journal Technologies.

“Fiscal year 2025 was an exceptional year for Daily Journal Corporation, highlighted by record revenue and continued momentum at Journal Technologies,” said Steven Myhill-Jones, Chairman of the Board and Chief Executive Officer of Daily Journal Corporation. “Journal Technologies delivered strong growth across consulting, e-filing and other public service fees, and recurring license and maintenance revenues, as we continued investing in modernization and implementation capacity. While some of this year’s profitability benefited from contract timing and revenue recognition dynamics, we remain focused on expanding recurring revenue, maintaining low churn, and building long-term client relationships. We also see a blue ocean opportunity in the courts and justice agency sector for a company that consistently raises the bar, and we believe we are well positioned to create durable value over time.”

Financial Highlights:

●	Traditional Business reported advertising and circulation revenues of $17.8 million, reflecting a 6% increase over the $16.8 million in fiscal year 2024.

●

Journal Technologies reported revenue of $69.9 million for fiscal year 2025, marking a 32% increase over the $53.1 million recorded in fiscal year 2024. This growth was primarily driven by consulting fees, which rose by $7.6 million (51%), other public service fees, which increased by $5.7 million (59%), and license and maintenance fees, which grew by $3.5 million (12%).

●	Operating income for fiscal year 2025 was $9.5 million, or 10.9% of revenue, compared to $4.1 million, or 5.8% of revenue in fiscal year 2024.

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Net income for fiscal year 2025 was $112.1 million, or $81.41 per diluted share, an increase of $34.0 million (44%) as compared to net income of $78.1 million, or $56.73 per diluted share, in fiscal year 2024.

●	The Company generated $13.3 million in operating cash flow during fiscal year 2025.

●	As of September 30, 2025, the Company’s marketable securities had a total fair market value of $493.0 million, including pretax unrealized gains of approximately $134.3 million for the twelve months ended September 30, 2025, and accumulated pretax unrealized gains of $353.9 million.

●	The Traditional Business continued to optimize its digital publishing operations, expanding online content offerings and streamlining workflows in response to evolving market demands.

●	Journal Technologies expanded its client base by securing 17 multi-year contracts with courts and government agencies.

About Daily Journal Corporation

Daily Journal Corporation, based in Los Angeles, publishes news for California and Arizona, produces specialized publications, and handles public notice advertising. Its subsidiary, Journal Technologies, Inc., provides case management software to courts, justice agencies, and government organizations across about 37 states and internationally, supporting electronic case management and related online services like e-filing and fee payments.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release are “forward-looking” statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “should,” “believes,” “will,” “plans,” “estimates,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents we file with the Securities and Exchange Commission.

For further information please contact us at:

ir@dailyjournal.com

DAILY JOURNAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

	September 30, 2025	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$20,569	$12,986
Restricted cash	2,269	2,191
Non-qualified deferred compensation plan – trust account asset value	1,385	748
Marketable securities at fair value	492,995	358,691
Accounts receivable, net	21,011	19,219
Prepaid expenses and other current assets	959	660
Total current assets	539,188	394,495
Property and equipment, net	8,930	9,268
Total assets	$548,118	$403,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,071	$6,049
Accrued liabilities	12,518	8,517
Note payable collateralized by real estate	169	164
Income taxes	879	—
Deferred subscriptions	2,474	2,558
Deferred consulting fees	1,747	2,031
Deferred maintenance agreements and others	13,948	19,124
Total current liabilities	38,806	38,443
Investment margin account borrowings	22,000	27,500
Long-term note payable collateralized by real estate	787	956
Long-term deferred maintenance agreements	994	883
Long-term accrued liabilities	5,547	3,772
Accrued non-qualified deferred compensation	1,590	784
Deferred income taxes	87,333	52,641
Total liabilities	157,057	124,979
Commitments and contingencies (Note 9)
Stockholders’ Equity
Common stock, $.01 par value, 5,000,000 shares authorized; 1,805,053 shares issued and outstanding, and 427,627 treasury shares, as of September 30, 2025, and 2024, respectively	14	14
Additional paid-in capital	2,097	1,957
Retained earnings	388,950	276,813
Total stockholders’ equity	391,061	278,784
Total liabilities and stockholders’ equity	$548,118	$403,763

DAILY JOURNAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except share and per share amounts)

	September 30, 2025	September 30, 2024
Revenues
Advertising	$10,081	$9,325
Circulation	4,269	4,462
Advertising service fees and other	3,412	3,039
Licensing and maintenance fees	31,720	28,265
Consulting fees	22,735	15,086
Other public service fees	15,483	9,754
Total revenues	87,700	69,931
Operating expenses:
Salaries and employee benefits	51,551	47,178
Stock-based compensation	140	202
Increase (decrease) to the long-term supplemental compensation accrual	1,775	(495)
Agency commissions	1,277	1,146
Outside services	8,087	7,151
Postage and delivery expenses	774	752
Newsprint and printing expenses	639	669
Equipment maintenance and software	1,542	1,574
Credit card merchant discount fees	2,308	2,237
Accounting and legal fees	1,392	1,026
Other general and administrative expenses	4,687	4,421
Total operating expenses	78,172	65,861
Income from operations	9,528	4,070
Other income (expenses)
Dividends and interest income	7,459	7,102
Net realized and unrealized gains on marketable securities	134,304	96,142
Net unrealized (losses) gains on non-qualified compensation plan	64	47
Interest expense	(1,381)	(3,087)
Other income	113	4
Income before taxes	150,087	104,278
Income tax provision	(37,950)	(26,165)
Net income and comprehensive income	$112,137	$78,113

Weighted average number of common shares outstanding – basic	1,377,426	1,377,026
Basic net income per share	$81.41	$56.73

Weighted average number of common shares outstanding – diluted	1,377,503	1,377,026
Diluted net income per share	$81.41	$56.73

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